GENERAL AMERICAN                        POLICY NUMBER:
LIFE INSURANCE COMPANY
13045 TESSON FERRY RD.                     INSURED:
St. LOUIS, MISSOURI 63128


                        VARIABLE LIFE INSURANCE

                             Participating

Premiums after the first are payable at the option of the owner during the lifetime of the Insured for the number of years indicated on the Policy Specifications page. If the Insured dies while this policy is in force, we will pay the policy proceeds to the beneficiary. We must receive proof of the Insured's death. The policy must also be surrendered to us after death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.

THE AMOUNT OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGE 4.01.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT
DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY
SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.

                        RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund the sum of (1) the difference between the premiums paid and the net premiums allocated to the Separate Account, (2) the cash values of the Divisions of the Separate Account, and (3) any charges deducted from the cash value of the Divisions of the Separate Account.

This policy is a legal contract between the policyowner and General American. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete Insurance contract and only the actual policy provisions will control. The policy itself sets forth, In detail, the rights and obligations of both you and your Insurance company. It Is, therefore, Important that you read your policy.

Signed for the company at its Home Office, St. Louis, Missouri 63128 (1-800-638-9294)

     /s/ Robert J. Banstetter            /s/ Richard A. Liddy

      V.P., GENERAL COUNSEL              CHAIRMAN, PRESIDENT
          AND SECRETARY                        AND CEO




100031                         0.01
(7/99)

ALPHABETIC GUIDE TO YOUR CONTRACT


Page

3.07     Addition, Deletion or Substitution of Investments
4.02     Allocation of Net Premiums
3.04     Assignments
6.07     Basis of Computation
3.02     Beneficiary
6.05     Cash Surrender Value
6.02     Cash Value
3.05     Change of Insured
3.04     Change of Owner or Beneficiary
3.04     Claims of Creditors
3.04     Conformity with Statutes
6.05     Cost of Insurance
4.01     Death Benefit
3.01     Definitions
6.01     Dividends
6.01     Dividend Options
6.02     General Account Cash Value
6.03     General Account Interest Rate
4.02     Grace Period
3.05     Incontestability

Page

6.05     Initial Policy Charge
7.01     Interest on Proceeds
3.01     Issue Date
6.04     Loan Account Cash Value
6.01     Loans
3.05     Misstatement of Age or Sex and Corrections
6.05     Monthly Deduction
6.04     Net Investment Factor
4.01     Net Premium
3.02     Owner
7.01     Payment of Policy Benefits
4.01     Payment of Premiums
4.01     Policy Proceeds
6.06     Postponement of Payments or Transfers
4.02     Reinstatement
3.04     Requests for Changes and/or Information
6.03     Separate Account Cash Value
3.05     Separate Account Provisions
3.05     Suicide Exclusion
6.06     Surrender
3.06     Transfers



Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

                        NOTICE OF ANNUAL MEETING

The annual meeting for the election of directors and the transaction of other business for General American Mutual Holding Company is held each year at its Home Office in St. Louis, Missouri. This meeting is at 11:00 a.m. on the fourth Thursday in April. General American Mutual Holding Company is a mutual company owned by its members. Each member is entitled to vote at such elections and to participate in such meetings.






100031                          0.02
(7/99)

1. POLICY SPECIFICATIONS

               GENERAL POLICY SPECIFICATIONS


INSURED                   [JOHN DOE]
POLICY NUMBER           [16,000,001]
ISSUE DATE         [JANUARY 1, 1998]
INITIAL FACE AMOUNT        [$65,948]
INSURED AGE                     [35]
SEX                           [MALE]
RISK CLASSIFICATION        [STANDARD
                             SMOKER]

INITIAL PREMIUM PAID       [$20,000]
ANNUAL PREMIUM             [$20,000]
FOR 1 YEAR
PREMIUM TAX CHARGE           [2.25%]
FEDERAL TAX CHARGE            [1.3%]
INITIAL POLICY CHARGE      [$800.00]


SEPARATE ACCOUNT: [GENERAL AMERICAN SEPARATE ACCOUNT 11]



FORM                 BENEFITS -   AS SPECIFIED IN POLICY
NUMBERS                           AND IN ANY RIDER

                     POLICY PLAN: VARIABLE LIFE INSURANCE


100031
11256
11257
11258
103029
104023
106021
00795








11256                            1

2.    POLICY SPECIFICATIONS

GENERAL ACCOUNT CASH VALUE GUARANTEED INTEREST RATE                                [4%]
GENERAL ACCOUNT MAXIMUM ALLOCATION PERCENT                                       [100%]
GENERAL ACCOUNT MAXIMUM TRANSFER PERCENT LIMIT                                    [25%]
MAXIMUM DAILY MORTALITY AND EXPENSE RISK PERCENTAGE:
      CASH VALUES UP TO $250,000                                           [0.0062346%]
      CASH VALUES FROM $250,000 TO $500,000                                [0.0062346%]
      CASH VALUES FROM $500,000 TO $1,500,000                              [0.0055348%]
      CASH VALUES FROM $1,500,000 TO $2,500,000                            [0.0048369%]
      CASH VALUES FROM $2,500,000 TO $3,500,000                            [0.0045582%]
      CASH VALUES FROM $3,500,000 TO $4,500,000                            [0.0042797%]
      CASH VALUES FROM $4,500,000 TO $5,500,000                            [0.0040016%]
      CASH VALUES FROM $5,500,000 TO $6,500,000                            [0.0037238%]
      CASH VALUES OVER $6,500,000                                          [0.0034462%]
MAXIMUM ANNUAL MORTALITY AND EXPENSE RISK PERCENTAGE:
      CASH VALUES UP TO $250,000                                                [2.25%]
      CASH VALUES FROM $250,000 TO $500,000                                     [2.25%]
      CASH VALUES FROM $500,000 TO $1,500,000                                   [2.00%]
      CASH VALUES FROM $1,500,000 TO $2,500,000                                 [1.75%]
      CASH VALUES FROM $2,500,000 TO $3,500,000                                 [1.65%]
      CASH VALUES FROM $3,500,000 TO $4,500,000                                 [1.55%]
      CASH VALUES FROM $4,500,000 TO $5,500,000                                 [1.45%]
      CASH VALUES FROM $5,500,000 TO $6,500,000                                 [1.35%]
      CASH VALUES OVER $6,500,000                                               [1.25%]
MAXIMUM TRANSFER CHARGE                                                        [$25.00]
GUARANTEED INTEREST RATE ON PROCEEDS                                             [4.0%]
7702 TABLE                                                    [1980 CSO MORTALITY TABLE
                                                                     FOR A MALE SMOKER,
                                                                  AGE NEAREST BIRTHDAY]
BASIS OF COMPUTATION OF MINIMUM CASH VALUES                   [1980 CSO MORTALITY TABLE
                                                                     FOR A MALE SMOKER,
                                                                  AGE NEAREST BIRTHDAY]



11256                          2

                     TABLE OF GUARANTEED ANNUAL COST OF INSURANCE RATES
                                    RATES ARE PER $1,000

      COVERAGE:               VLI                        INSURED:                 JOHN DOE
      POLICY NUMBER:   16,000,001                        ISSUE DATE:       JANUARY 1, 1998

   ATTAINED AGE       RATE          ATTAINED AGE          RATE          ATTAINED AGE      RATE
        35             2.63              57               18.09              79          113.49
        36             2.81              58               19.69              80          121.59
        37             3.04              59               21.35              81          130.41
        38             3.30              60               23.19              82          140.20
        39             3.60              61               25.26              83          151.03
        40             3.94              62               27.59              84          162.49
        41             4.34              63               30.23              85          174.20
        42             4.75              64               33.14              86          185.78
        43             5.22              65               36.29              87          197.06
        44             5.71              66               39.57              88          209.37
        45             6.27              67               43.01              89          221.52
        46             6.83              68               46.55              90          233.69
        47             7.44              69               50.32              91          246.12
        48             8.08              70               54.48              92          259.33
        49             8.80              71               59.09              93          276.30
        50             9.50              72               64.33              94          298.15
        51            10.44              73               70.23              95          329.96
        52            11.42              74               76.66              96          384.55
        53            12.54              75               83.77              97          480.20
        54            13.80              76               91.10              98          657.98
        55            15.14              77               98.52              99         1000.00
        56            16.59              78              105.91             100+           0.00



THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD
ORDINARY MORTALITY TABLE FOR A MALE SMOKER.






11257

                           VARIABLE INSURANCE ATTAINED AGE FACTORS



COVERAGE:                  VLI                  INSURED:             JOHN DOE
POLICY NUMBER:      16,000,001                  ISSUE DATE:       JAN 1, 1998


     ATTAINED                         ATTAINED                            ATTAINED
       AGE            RATE              AGE               RATE              AGE           RATE
        35           3.5667              57              1.8727              79          1.2600
        36           3.4516              58              1.8282              80          1.2462
        37           3.3406              59              1.7856              81          1.2330
        38           3.2340              60              1.7448              82          1.2205
        39           3.1315              61              1.7057              83          1.2087
        40           3.0332              62              1.6684              84          1.1976
        41           2.9389              63              1.6329              85          1.1874
        42           2.8486              64              1.5992              86          1.1778
        43           2.7621              65              1.5673              87          1.1686
        44           2.6793              66              1.5371              88          1.1598
        45           2.6000              67              1.5084              89          1.1511
        46           2.5241              68              1.4811              90          1.1425
        47           2.4514              69              1.4551              91          1.1336
        48           2.3816              70              1.4301              92          1.1241
        49           2.3146              71              1.4064              93          1.1137
        50           2.2504              72              1.3837              94          1.1022
        51           2.1888              73              1.3623              95          1.0895
        52           2.1298              74              1.3422              96          1.0755
        53           2.0734              75              1.3234              97          1.0604
        54           2.0195              76              1.3060              98          1.0444
        55           1.9682              77              1.2897              99          1.0266
        56           1.9193              78              1.2744             100+         1.0100






11258

                  1.    DEFINITIONS IN THIS POLICY

WE, US AND OUR    General American Life Insurance Company.

YOU AND YOUR      The owner of this policy. The owner may be someone
                  other than the Insured.

                  In the application the words "You" and "Your" refer to the proposed Insured person(s).

INSURED           The person whose life is insured under this policy.
                  See the Policy Specifications page.

ISSUE AGE         The age of the Insured as of his or her nearest
                  birthday to the Issue Date.

ATTAINED AGE      The Issue Age plus the number of completed policy
                  years. This includes any period during which this policy was lapsed.

ISSUE DATE        The effective date of the coverage under this policy
                  which is the Issue Date shown on the Policy
                  Specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

INVESTMENT        The date the first premium is applied to the General
START DATE        Account and/or the Divisions of the Separate Account.
                  This date will be the later of:

                  -     The Issue Date of the policy; or
                  - The date we receive the first premium at our home office.

MONTHLY           The same date in each succeeding month as the Issue
ANNIVERSARY       Date except that whenever the Monthly Anniversary
                  falls on a date other than a Valuation Date, the Monthly Anniversary will be deemed the next Valuation
                  Date. If any Monthly Anniversary would be the 29th,
                  30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

GENERAL ACCOUNT   The assets held by us, excluding any loans, other than
                  those allocated to the Divisions of a Separate
                  Account.

SEPARATE ACCOUNT  The Separate Account shown on the Policy
                  Specifications page. This is a separate investment account created by us to receive and invest net premiums received for this policy or other policies.

LOAN ACCOUNT      The account to which we will transfer from the General
                  Account and the Divisions of the Separate Account the amount of any policy loan.

LOAN SUBACCOUNT   A Loan SubAccount exists for the General Account and
                  each Division of the Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan
                  Account will equal the sum of all the Loan
                  SubAccounts.

VALUATION DATE    Each day that the New York Stock Exchange is open for
                  trading, we are open for business and the SEC has not restricted trading or declared an emergency.

SEC               The United States Securities and Exchange Commission.




103029                          3.01
(7/99)

                  2.    PERSONS WITH AN INTEREST IN THE POLICY

OWNER The owner of this policy is as shown in the application, or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                  You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.

BENEFICIARY       The beneficiary to receive the proceeds in the event
                  of the Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary In accordance with the Change of Owner or Beneficiary provision.
                  Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Insured. If there is more than one beneficiary at the death of the Insured, each will receive equal payments unless otherwise provided. Unless you provide otherwise, if a beneficiary dies prior to the Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Insured dies, or at the end of any Common Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

                  Any payment we make will terminate our liability with respect to such payment. If the Insured designates specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

                  Any term used in the masculine, feminine, singular or plural, will Include or be the opposite gender or number where necessary.

                  If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

                  1.    PER STIRPES.  The share of a deceased
                        beneficiary will be paid to that beneficiary's surviving children, equally.

                  2. COMMON DISASTER. We will not make payment until the stated number of days after the Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Insured cannot be determined, we will pay as though such beneficiary died first.

                  3. TRUST FOR MINOR BENEFICIARY. The original or successor trustee for a minor beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.


103029                          3.02
(7/99)

                  4.    TRUST UNDER WILL.  When we receive at our Home
                        Office:

                        a)  Certified copies of the Last Will and
                            Testament of the named testator; and
                        b)  The order admitting the Will to probate;
                            and if such Will created a trust capable of receiving proceeds;

                        then we will pay the proceeds to the trustee.

                        If, before we receive these documents,
                        satisfactory proof is furnished that:
                        a)  the testator died intestate; or
                        b)  the Will created no trust capable of
                            receiving proceeds; or
                        c)  the testator was not the Insured, but
                            survived the Insured;

                        then we will pay the proceeds to you, unless otherwise provided.

                        If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                  5. TRUST UNDER SEPARATE WRITTEN AGREEMENT. When we receive at our Home Office a written statement from the trustee named in the beneficiary designation that:

                        a)  the trust agreement is in force; and
                        b)  the agreement permits the trustee to
                            receive the proceeds; then we will pay the proceeds to the trustee.

                        If, before we receive the trustee's statement, satisfactory proof is furnished that:

                        a)  the trust agreement is not In effect; or
                        b) the agreement does not permit the trustee to receive the proceeds;

                        then we will pay the proceeds to you, unless otherwise provided.

                        If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                  6. IRREVOCABLE BENEFICIARY. You cannot change an irrevocable beneficiary without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and Interest of the irrevocable beneficiary.

                  7. CREDITOR BENEFICIARY. Proceeds payable to any creditor beneficiary are limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.




103029                          3.03
(7/99)

CHANGE OF         During the Insured's lifetime you may change the
OWNER OR          ownership and beneficiary designations, subject to any
BENEFICIARY       restrictions as stated in the Owner or Beneficiary
                  provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the Insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                  If you are also the beneficiary of the policy at the time of the Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Insured's death.

ASSIGNMENTS       We will not be bound by an assignment of the policy or
                  of any interest in it unless:
                  1.  The assignment is made as a written instrument,
                  2.  You file the original instrument or a certified
                      copy with us at our home office, and
                  We send you an acknowledged copy.
                  We are not responsible for determining the validity of any assignment.

                  If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

REQUESTS FOR      Submit all requests for change and/or information in
CHANGE AND/OR     writing to our home office - General American Life
INFORMATION       Insurance Company, P.O. Box 14490, St. Louis, MO
                  63178.

                  3.  GENERAL PROVISIONS

THE CONTRACT      We have issued this policy in consideration of the
                  application and payment of premiums. The policy, the application for it and any riders constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted.
                  A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

CONFORMITY WITH   If any provision in this policy is in conflict with
STATUTES          the laws of the state which govern this policy, the
                  provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

                  All statements made by the Insured or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except In the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.

                  To the extent permitted by law, neither the policy nor any payment under it will be subject to the claims of creditors or to any legal process.



103029                          3.04
(7/99)

CONVERSION RIGHTS While your policy is in force, you have a one time right during the first two policy years to transfer all of your cash value from the Divisions of the Separate Account to the General Account.

                  If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of the Separate Account to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                  If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account. Transfers to the Divisions of the Separate Account will not be permitted after exercise of the conversion right.

MISSTATEMENT OF   If there is a misstatement of age or sex in the
AGE OR SEX AND    application, the amount of the death benefit will be
CORRECTIONS       that which would be purchased by the most recent
                  monthly cost of insurance charge at the correct age or sex.

                  If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

INCONTESTABILITY  We cannot contest this policy after it has been in force during the lifetime of the Insured for two years from its Issue Date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the Insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

SUICIDE EXCLUSION If the Insured dies by suicide, while sane or insane, within two years from the Issue Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any pro rata surrenders.

CHANGE OF         While this policy is in force, you may change the
INSURED           Insured. To do this, you must meet the requirements
                  established by us. Any rider attached to this policy may be continued only with our consent. We reserve the right to charge a nominal fee for processing a change of insured.

ANNUAL REPORT     Each year a report will be sent to you which shows the
                  current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

                  4.  SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT  The variable benefits under this policy are provided through investments in the Separate Account listed on the Policy Specifications page. This account is used for flexible premium variable life Insurance policies and, if permitted by law, may be used for other policies or contracts as well.





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

                  We hold the assets of the Separate Account. These assets are held separately from the assets held in the General Account. Income, gains and losses--whether or not realized--from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains and losses.

                  The portion of the assets held by the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                  The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

DIVISIONS         The Separate Account has several Divisions. Each
                  Division invests in a corresponding investment portfolio from one or more registered investment companies.

                  Income, gains and losses--whether or not realized-- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account or in the General Account.

                  We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive Valuation Dates. A Valuation Date is any day that benefits vary and on which the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

TRANSFERS         You may transfer amounts as follows:
                  -     Between the General Account and the Divisions of
                        the Separate Account; or
                  -     Among the Divisions of the Separate Account.
                  -     The first 12 requested transfers per policy year
                        will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                  These transfers will be subject to the following conditions:

                  - We must receive a request for transfer in a form acceptable to us.

                  - Transfers from or among the Divisions of the Separate Account must be at least $500.00 or the entire amount you have in a Division, if smaller.

                  - Transfers from the General Account to the Divisions of the Separate Account must be at least $500.00. The maximum amount of all transfers from the General Account in any policy year will be the greater of (1) or (2):

                        1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the General Account Maximum Transfer Percent Limit, as shown on the Policy Specifications page.

                        2.    The previous year's General Account
                              maximum transfer amount.

                  - The General Account Cash Value immediately after any transfer in to the General Account cannot exceed 1. below, multiplied by 2., below:



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                        1.    The General Account Cash Value plus the
                              Separate Account Cash Value.
                        2.    The General Account Maximum Allocation
                              Percent as shown on the Policy
                              Specifications page.

                   We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.

ADDITION, DELETION We reserve the right, subject to compliance with
OR SUBSTITUTION    applicable law, to make additions to, deletions
OF INVESTMENTS     from, or substitutions for the shares of a fund that
                   are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest In a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                   We reserve the right to establish additional
                   Divisions of the Separate Account that would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies, as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                   If we consider it to be in the best interest of persons having voting rights under the policies, the Separate Account may be operated as a management company under the Investment Company Act of 1940; if registered, it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.




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(7/99)



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                   5.   POLICY BENEFITS

POLICY PROCEEDS    The policy proceeds are:

                   1.   The death benefit; plus
                   2.   Any dividend due; minus
                   3. The monthly cost of insurance for the portion of the policy month from the beginning of the policy month to the date of death; minus
                   4. The monthly mortality and expense risk charge for the portion of the month from the beginning of the policy month to the date of death; minus
                   5.   Any loan and loan interest due.

DEATH BENEFIT      On the issue date of this policy, the death benefit
                   is equal to the initial face amount. After the issue date and prior to the Insured's Attained Age
                   100, the death benefit is equal to the cash value on the date of death multiplied by the applicable
                   Attained Age factor as shown on the policy's
                   Variable Paid-Up Insurance Attained Age Factors page. The factors in the table are exact for policy anniversaries. For any other date, the factor is equal to that amount of life insurance which $1.00 will purchase, such that after crediting interest at the general account guaranteed rate and making monthly deductions at the guaranteed rate, the cash value at the insured's attained age 100 is equal to that amount.

                   Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

CONTINUATION       If this policy is in force beyond the Insured's
OF THE POLICY      Attained Age 100, the Death Benefit will be 101% of
BEYOND ATTAINED    the policy's cash value.
AGE 100
                   Please note: This policy may not qualify as life
                   Insurance after the Insured's Attained Age 100 and may be subject to tax consequences. Please consult a tax advisor prior to continuing the policy beyond the Insured's Attained Age 100. It is possible that
                   Insurance coverage may not continue even if planned premiums are paid In a timely manner.

                   6.   PREMIUMS AND GRACE PERIOD

PAYMENT OF         Your first premium is due as of the Issue Date.
PREMIUMS           While the Insured is living, premiums after the
                   first must be paid at our home office. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                   Premiums after the first are payable in the amount and at the interval shown on the Policy
                   Specifications page.

NET PREMIUM        The net premium is:
                   1.   The premium paid; minus

                   2. The premium paid multiplied by the Premium Tax Charge as shown on the Policy Specifications page; minus

                   3. The premium paid multiplied by the Federal Tax Charge as shown on the Policy Specifications page.

PREMIUM TAX        A charge will be deducted for premium taxes from
CHARGE             each premium submitted. The current charge, as a
                   percent of the premium, is shown on the Policy
                   Specifications page. We reserve the right to change the Premium Tax Charge due to rate changes by the states or


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                   other governing jurisdictions. We will amend your
                   policy to show the current premium tax rate, if changed.

FEDERAL TAX        A charge will be deducted for federal taxes from
CHARGE             each premium submitted. The current charge, as a
                   percent of the premium, is shown on the Policy
                   Specifications page. We reserve the right to change the Federal Tax Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax Charge, if changed.

ALLOCATION OF      You determine the allocation of net premiums among
NET PREMIUMS       the General Account and the Divisions of the
                   Separate Account. For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                   1. The General Account Cash Value plus the Separate Account Cash Value.

                   2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

                   The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

YOUR RIGHT         You may change the allocation of future net premiums
TO CHANGE          among the General Account and/or the Divisions of
ALLOCATION         the Separate Account subject to the conditions
                   outlined in the Allocation of the Net Premiums
                   Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

GRACE PERIOD       Your premium is in default if you do not pay it on
                   or before its due date. We will allow a grace period of 62 days after the premium due date for payment of each premium except the first.

                   If a premium remains unpaid after the grace period and the sum of cumulative premiums paid is less than 80% of the scheduled cumulative premium, then future annual premiums are limited to the lesser of:
                   1.   The scheduled annual premium for the year, or
                   2. The annual premium paid in the year in which the cumulative premiums paid fell below 80% of the cumulative scheduled premium.

                   If the revised scheduled premium remains unpaid at the end of any grace period, then no further premiums are payable.


REINSTATEMENT      You may reinstate your premium payments within 5
                   years after the date of default of a premium payment if the policy has not been surrendered and:

                   1.   You submit a written request for reinstatement;
                        and

                   2. You submit proof satisfactory to us that the Insured is insurable by our standards; and

                   3. You pay all overdue premiums with interest accumulated at 6% per year compounded annually to the date of reinstatement; and

                   4. You pay or reinstate any policy loan (if the reinstated policy has sufficient value) with interest at the applicable loan interest rate; and



104023                          4.02
(7/99)



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

                   5. The insured is alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void with no effect.

                   The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.





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                   7.   DIVIDENDS

ANNUAL DIVIDENDS   While your policy is in force it may share in our
                   divisible surplus. Each year we will determine the share of divisible surplus, if any, accruing to your policy. We will distribute this surplus as a dividend. We do not expect to pay any dividends on this policy at this time.

DIVIDEND OPTIONS   You may choose one of the following options. If you
                   do not, we will credit any dividend under Option 2 until such time as you request in writing a different option. The option you choose will remain in effect until you change it.

                   Option 1.  Cash.  Paid in cash.

                   Option 2.  Increase Cash Value. Paid to the policy's
                              cash value on the date of any dividend
                              payment. The cash value will increase by exactly the amount of the dividend.

                              The dividend will be allocated to the
                              General Account and the Divisions of
                              the Separate Account according to the
                              current allocation of the net premium.

                   8.   LOANS

                   Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                   The loan value is the cash value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account Cash Value Guaranteed Interest Rate, shown on the Policy Specifications page, reduced by:

                   1.   Any existing loans; and

                   2. Loan interest to the next loan interest due date; and

                   3. Every monthly deduction due to the next loan interest due date;

                   You may allocate the policy loan among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of the Separate Account In the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                   Cash value equal to the policy loan allocated to the General Account and each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount

LOAN INTEREST      The accrued loan interest will be due the earliest
DUE DATE           of:

                   1.   The next policy anniversary date.
                   2.   The date of termination of the policy.
                   3.   The date the loan is repaid in full.
                   4. The date the loan plus loan interest accrued exceeds the cash value less any surrender charges.



106021                          6.01
(7/99)



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                   Interest will be payable annually on each policy
                   anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value In the Loan Account.

FIXED LOAN         The fixed loan interest rate is 4.50% for policy
INTEREST RATES     years 1 through 10, 4.25% for policy years 11 and
                   later. Loan interest is payable In arrears.

LOAN               All funds received will be credited to your policy
REPAYMENTS         as a premium unless clearly marked for loan
                   repayment.

                   You may repay your loan in whole or In part at any time before the death of the Insured while the policy is in force. When a loan repayment is made, cash value securing the death benefit in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                   If you fail to make repayments when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges; or 31 days after such notice has been mailed, If later.

                   9.  CASH VALUES

CASH VALUE         The cash value of your policy is equal to the total
                   of:
                   -   The cash value in the General Account; plus
                   -   The cash value in the Divisions of the Separate
                       Account; plus
                   -   The cash value in the Loan Account.

CASH VALUE         If this policy is in force beyond the Insured's
AFTER ATTAINED     Attained Age 100, the cash value of your
AGE 100            policy will be determined in the same manner as
                   described below; except no deductions
                   will be made for monthly cost of insurance charges.
                   Premiums can not be paid after the Insured attains age 100.

GENERAL ACCOUNT    The cash value in the General Account as of the
CASH VALUE         Investment Start Date is equal to:

                   - The portion of the initial net premium received and allocated to the General Account minus

                   - The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the General Account.

                   The cash value in the General Account on any day after the Investment Start Date is equal to:

                   - The cash value on the preceding Valuation Date, with Interest on such value at the current rate; plus

                   - Any loan repayments allocated to the General Account on that day; plus


106021                          6.02
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

                   -   Any portion of net premium received and
                       allocated to the General Account on that day;
                       plus

                   - Any amounts transferred to the General Account on that day; plus

                   - That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                   - Any amount transferred plus any transfer charge from the General Account to the Divisions of the Separate Account on that day; minus

                   - Any amount transferred from the General Account to the Loan Account on that day; minus

                   - If that day Is a Monthly Anniversary, any withdrawal due to a pro rata surrender made from the General Account on that day; minus

                   - If that day is a Monthly Anniversary, the portion of the monthly deduction charged to the General Account, to cover the prior policy month; plus

                   - If that day Is a Policy Anniversary, the portion of the dividend paid on that day, if any, allocated to the General Account

GENERAL ACCOUNT    The interest credited to the General Account cash
INTEREST RATE      value for a specific day will be at an effective
                   annual rate not less than the General Account cash value guaranteed interest rate shown on the Policy
                   Specifications page.

SEPARATE ACCOUNT   The cash value in each Division of the Separate
CASH VALUE         Account on the Investment Start Date is equal to:

                   - The portion of the initial net premium received and allocated to the Division; minus

                   - The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the Division.

                   The cash value in each Division of the Separate Account on subsequent Valuation Dates is equal to:

                   - The cash value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period; plus

                   -   Any portion of net premium received and
                       allocated to the Division during the current valuation period; plus

                   - Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                   - Any loan repayments allocated to the Division during the current valuation period; plus

                   - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                   - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus


106021                          6.03
(7/99)



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

                   - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                   - If a Monthly Anniversary occurs during the current valuation period, any withdrawal due to a pro rata surrender from the Division during the current valuation period; minus

                   - If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the prior policy month; plus

                   - If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly mortality and expense risk charge charged to the Division during the current valuation period to cover the prior policy month; plus

                   - If a Policy Anniversary occurs during the current valuation period, the portion of the dividend paid, if any, allocated to the Division.

NET INVESTMENT     The Net Investment Factor measures the investment
FACTOR             performance of a Division during a valuation period.
                   The Net Investment Factor for each Division for a valuation period is calculated as foIlows:

                   - The value of the assets at the end of the preceding valuation period; plus

                   - The investment income and capital gains-- realized or unrealized--credited to the assets in the valuation period for which the net investment factor is being determined; minus

                   - The capital losses--realized or unrealized-- charged against those assets during the valuation period; minus

                   - Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; divided by

                   - The value of the assets at the end of the preceding valuation period.

LOAN ACCOUNT       The cash value in the Loan Account as of the
CASH VALUE         Investment Start Date is zero.

                   The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                   - The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

                   - Any amount transferred to the Loan Account from the General Account on that day; plus

                   - Any amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                   -   Any loan repayments on that day; plus

                   - If that day is a policy anniversary, an amount due to cover the loan interest, If not paid by you.

                   Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. Interest credited on the cash value held In the Loan Account will be allocated at least once a year to the General Account and the Divisions of the


106021                          6.04
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

                   Separate Account in the same proportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.

COST               The cost of insurance is deducted on the monthly
OF INSURANCE       anniversary date for the prior month. The cost of
                   insurance is calculated daily as 1, below, multiplied by the difference between 2 and 3 below:

                   1. The annual cost of insurance rate divided by 365.

                   2. The death benefit on that day, , divided by 1,000.

                   3.  The cash value on that day divided by 1,000.

                   These daily charges will be accumulated and deducted on the monthly anniversary.

ANNUAL COST        At the beginning of each policy year, the annual
OF INSURANCE       cost of insurance rate is determined.  The
RATES              annual cost of insurance rate is based on the
                   Attained Age, risk classification, sex and completed policy years from the effective date of the Initial face amount.

                   The annual cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Annual Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts have been in force for the same length of time.

INITIAL POLICY     A policy charge will be deducted on the issue date
CHARGE             from the cash value. The amount of the initial
                   policy charge is shown on the Policy Specifications page.

MONTHLY            The monthly deduction is:
DEDUCTION
                   1.  The cost of Insurance; plus

                   2.  On the issue date, the initial policy charge.

                   The monthly deduction for a policy month will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly Anniversary.

MONTHLY MORTALITY  A mortality and expense risk charge will be deducted
AND EXPENSE        from the cash value each policy month.  A charge
RISK CHARGE        will be calculated daily equal to the daily
                   mortality and expense risk charge percentage times the Separate Account Cash Value on that day. These daily charges will be accumulated and deducted on the Monthly Anniversary.

                   The monthly mortality and expense risk charge for a policy month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total separate account cash value of the policy on the Monthly Anniversary.

CASH SURRENDER     The cash surrender value of this policy is:
VALUE
                   1.  The cash value at the time of surrender; minus
                   2.  The cost of insurance charge for the portion of
                       the policy month from the beginning of the policy month to the date of surrender; minus
                   3.  The monthly mortality and expense risk charge
                       for the portion of the policy month from the beginning of the month to the date of surrender; minus
                   4.  Any loan and loan Interest accrued;

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SURRENDER          You may surrender your policy for its cash surrender
                   value at any time during the lifetime of the insured. We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

PRO RATA           After the first policy year, upon written request to
SURRENDER          us, you can make a pro rata surrender of your
                   policy. The pro rata surrender can be any whole number percentage of your policy. The pro rata surrender will reduce the death benefit and the cash value by the percentage chosen. The death benefit decrease will be subject to the following conditions:

                   1. The decrease will become effective on the monthly anniversary on or following our receipt of the request

                   2. You may allocate the decrease in cash value due to the pro rata surrender among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the decrease in cash value will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the pro rata surrender.

                   No pro rata surrender will be processed for less than $500 or if it will reduce the cash value below $10,000. A cash payment will be made to you for the amount of cash value reduction.

POSTPONEMENT       We will usually pay any amounts payable on surrender
OF PAYMENTS        or policy loan allocated to the Divisions of the
OR TRANSFERS       Separate Account within seven days after written
                   notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of the Separate Account, on surrender, policy loan or death may be postponed whenever:

                   1. The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                   2. The SEC, by order, permits postponement for the protection of policy owners; or

                   3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                   We may defer payment of the portion of any amount payable from the General Account on surrender for not more than six months. If we defer payment for 30 days or more, we will pay Interest at the rate of 2 1/2% per year for the period of deferment.

                   Transfers may also be postponed under the circumstances listed above.

                   We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.


106021                          6.06
(7/99)

CONTINUATION       The insurance provided under this policy, including
OF INSURANCE       benefits provided by any rider attached to this
                   policy, will continue in accordance with the provisions of this policy for as long as the cash value less any loans and loan interest accrued is sufficient to cover the monthly deductions. If the cash value less any loans and loan interest is not sufficient to cover a monthly deduction then a grace period of 62 days will be provided for the payment of a premium sufficient to cover the monthly deduction.

BASIS OF           The minimum cash values are based on 1) the Minimum
COMPUTATION        Cash Value Mortality Table shown on the Policy
                   Specifications page; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Cash Value
                   Guaranteed Interest Rate shown on the Policy
                   Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of the Separate Account.

                   Net single premiums are based on 1) the 7702 Table as shown on the Policy Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate as shown on the Policy Specifications page.

                   All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.




106021                          6.07
(7/99)

                   10. PAYMENT OF POLICY BENEFITS

PAYMENT A lump sum payment will be made as provided on the face page.

INTEREST ON        We will pay interest on proceeds from the date of
PROCEEDS           the Insured's death to the date of payment.
                   Interest will be at an annual rate determined by us, but never less than the Guaranteed Interest Rate, shown on the Policy Specifications page.

EXTENDED           Provisions for settlement of proceeds different from
PROVISIONS         a lump sum payment may only be made upon written
                   agreement with us.





00795                           7.01
(7/99)

          FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                       PARTICIPATING













                          GENERAL
                          AMERICAN
                   LIFE INSURANCE COMPANY
                   13045 TESSON FERRY RD.
                 St. LOUIS, MISSOURI 63128

100031
(7/99)

GENERAL AMERICAN                          POLICY NUMBER:
LIFE INSURANCE COMPANY
13045 TESSON FERRY RD.                       INSURED:
St. LOUIS, MISSOURI 63128


                      VARIABLE LIFE INSURANCE

                         Non-Participating

Premiums after the first are payable at the option of the owner during the lifetime of the Insured for the number of years indicated on the Policy Specifications page. If the Insured dies while this policy is in force, we will pay the policy proceeds to the beneficiary. We must receive proof of the Insured's death. The policy must also be surrendered to us after death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.

THE AMOUNT OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGE 4.01.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT
DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY
SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.

                      RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund the sum of (1) the difference between the premiums paid and the net premiums allocated to the Separate Account, (2) the cash values of the Divisions of the Separate Account, and (3) any charges deducted from the cash value of the Divisions of the Separate Account.

This policy is a legal contract between the policyowner and General American. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete Insurance contract and only the actual policy provisions will control. The policy itself sets forth, In detail, the rights and obligations of both you and your Insurance company. It Is, therefore, Important that you read your policy.

Signed for the company at its Home Office, St. Louis, Missouri 63128 (1-800-638-9294)

      /s/ Robert J. Banstetter              /s/ Richard A. Liddy
       V.P., GENERAL COUNSEL                CHAIRMAN, PRESIDENT
          AND SECRETARY                            AND CEO


100030                   0.01
(7/99)

ALPHABETIC GUIDE TO YOUR CONTRACT

Page

3.07     Addition, Deletion or Substitution of Investments
4.02     Allocation of Net Premiums
3.04     Assignments
6.07     Basis of Computation
3.02     Beneficiary
6.05     Cash Surrender Value
6.02     Cash Value
3.05     Change of Insured
3.04     Change of Owner or Beneficiary
3.04     Claims of Creditors
3.04     Conformity with Statutes
6.04     Cost of Insurance
4.01     Death Benefit
3.01     Definitions
6.02     General Account Cash Value
6.03     General Account Interest Rate
4.02     Grace Period
3.05     Incontestability
6.05     Initial Policy Charge

Page

7.01     Interest on Proceeds
3.01     Issue Date
6.04     Loan Account Cash Value
6.01     Loans
3.05     Misstatement of Age or Sex and Corrections
6.05     Monthly Deduction
6.04     Net Investment Factor
4.01     Net Premium
3.02     Owner
7.01     Payment of Policy Benefits
4.01     Payment of Premiums
4.01     Policy Proceeds
6.06     Postponement of Payments or Transfers
4.02     Reinstatement
3.04     Requests for Changes and/or Information
6.03     Separate Account Cash Value
3.05     Separate Account Provisions
3.05     Suicide Exclusion
6.05     Surrender
3.06     Transfers



Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.








100030                       0.02
(7/99)

1. POLICY SPECIFICATIONS

               GENERAL POLICY SPECIFICATIONS


INSURED                      [JOHN DOE]
POLICY NUMBER              [16,000,001]
ISSUE DATE            [JANUARY 1, 1998]
INITIAL FACE AMOUNT           [$65,948]
INSURED AGE                        [35]
SEX                              [MALE]
RISK CLASSIFICATION           [STANDARD
                                SMOKER]

INITIAL PREMIUM PAID          [$20,000]
ANNUAL PREMIUM                [$20,000]
FOR 1 YEAR
PREMIUM TAX CHARGE              [2.25%]
FEDERAL TAX CHARGE               [1.3%]
INITIAL POLICY CHARGE         [$800.00]


SEPARATE ACCOUNT: [GENERAL AMERICAN SEPARATE ACCOUNT 11]



FORM           BENEFITS -     AS SPECIFIED IN POLICY
NUMBERS                       AND IN ANY RIDER

               POLICY PLAN:   VARIABLE LIFE INSURANCE


100030
11253
11254
11255
103028
104022
106020
00794






11253                        1

2.    POLICY SPECIFICATIONS

GENERAL ACCOUNT CASH VALUE GUARANTEED INTEREST RATE                                      [4%]
GENERAL ACCOUNT MAXIMUM ALLOCATION PERCENT                                             [100%]
GENERAL ACCOUNT MAXIMUM TRANSFER PERCENT LIMIT                                          [25%]
MAXIMUM DAILY MORTALITY AND EXPENSE RISK PERCENTAGE:
      CASH VALUES UP TO $250,000                                                 [0.0062346%]
      CASH VALUES FROM $250,000 TO $500,000                                      [0.0062346%]
      CASH VALUES FROM $500,000 TO $1,500,000                                    [0.0055348%]
      CASH VALUES FROM $1,500,000 TO $2,500,000                                  [0.0048369%]
      CASH VALUES FROM $2,500,000 TO $3,500,000                                  [0.0045582%]
      CASH VALUES FROM $3,500,000 TO $4,500,000                                  [0.0042797%]
      CASH VALUES FROM $4,500,000 TO $5,500,000                                  [0.0040016%]
      CASH VALUES FROM $5,500,000 TO $6,500,000                                  [0.0037238%]
      CASH VALUES OVER $6,500,000                                                [0.0034462%]
MAXIMUM ANNUAL MORTALITY AND EXPENSE RISK PERCENTAGE:
      CASH VALUES UP TO $250,000                                                      [2.25%]
      CASH VALUES FROM $250,000 TO $500,000                                           [2.25%]
      CASH VALUES FROM $500,000 TO $1,500,000                                         [2.00%]
      CASH VALUES FROM $1,500,000 TO $2,500,000                                       [1.75%]
      CASH VALUES FROM $2,500,000 TO $3,500,000                                       [1.65%]
      CASH VALUES FROM $3,500,000 TO $4,500,000                                       [1.55%]
      CASH VALUES FROM $4,500,000 TO $5,500,000                                       [1.45%]
      CASH VALUES FROM $5,500,000 TO $6,500,000                                       [1.35%]
      CASH VALUES OVER $6,500,000                                                     [1.25%]
MAXIMUM TRANSFER CHARGE                                                              [$25.00]
GUARANTEED INTEREST RATE ON PROCEEDS                                                   [4.0%]
7702 TABLE                                                          [1980 CSO MORTALITY TABLE
                                                                           FOR A MALE SMOKER,
                                                                        AGE NEAREST BIRTHDAY]
BASIS OF COMPUTATION OF MINIMUM CASH VALUES                         [1980 CSO MORTALITY TABLE
                                                                           FOR A MALE SMOKER,
                                                                        AGE NEAREST BIRTHDAY]






11253                        2

                       TABLE OF GUARANTEED ANNUAL COST OF INSURANCE RATES
                                      RATES ARE PER $1,000

      COVERAGE:               VLI                        INSURED:                 JOHN DOE
      POLICY NUMBER:   16,000,001                        ISSUE DATE:       JANUARY 1, 1998


ATTAINED AGE          RATE          ATTAINED AGE          RATE          ATTAINED AGE     RATE
    35                 2.63              57               18.09              79          113.49
    36                 2.81              58               19.69              80          121.59
    37                 3.04              59               21.35              81          130.41
    38                 3.30              60               23.19              82          140.20
    39                 3.60              61               25.26              83          151.03
    40                 3.94              62               27.59              84          162.49
    41                 4.34              63               30.23              85          174.20
    42                 4.75              64               33.14              86          185.78
    43                 5.22              65               36.29              87          197.06
    44                 5.71              66               39.57              88          209.37
    45                 6.27              67               43.01              89          221.52
    46                 6.83              68               46.55              90          233.69
    47                 7.44              69               50.32              91          246.12
    48                 8.08              70               54.48              92          259.33
    49                 8.80              71               59.09              93          276.30
    50                 9.50              72               64.33              94          298.15
    51                10.44              73               70.23              95          329.96
    52                11.42              74               76.66              96          384.55
    53                12.54              75               83.77              97          480.20
    54                13.80              76               91.10              98          657.98
    55                15.14              77               98.52              99         1000.00
    56                16.59              78              105.91             100+           0.00


THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A MALE SMOKER.





11254

                             VARIABLE INSURANCE ATTAINED AGE FACTORS

COVERAGE:                     VLI                        INSURED:                 JOHN DOE
POLICY NUMBER:         16,000,001                        ISSUE DATE:           JAN 1, 1998


     ATTAINED                         ATTAINED                            ATTAINED
       AGE            RATE              AGE               RATE              AGE           RATE

        35           3.5667              57              1.8727              79          1.2600
        36           3.4516              58              1.8282              80          1.2462
        37           3.3406              59              1.7856              81          1.2330
        38           3.2340              60              1.7448              82          1.2205
        39           3.1315              61              1.7057              83          1.2087
        40           3.0332              62              1.6684              84          1.1976
        41           2.9389              63              1.6329              85          1.1874
        42           2.8486              64              1.5992              86          1.1778
        43           2.7621              65              1.5673              87          1.1686
        44           2.6793              66              1.5371              88          1.1598
        45           2.6000              67              1.5084              89          1.1511
        46           2.5241              68              1.4811              90          1.1425
        47           2.4514              69              1.4551              91          1.1336
        48           2.3816              70              1.4301              92          1.1241
        49           2.3146              71              1.4064              93          1.1137
        50           2.2504              72              1.3837              94          1.1022
        51           2.1888              73              1.3623              95          1.0895
        52           2.1298              74              1.3422              96          1.0755
        53           2.0734              75              1.3234              97          1.0604
        54           2.0195              76              1.3060              98          1.0444
        55           1.9682              77              1.2897              99          1.0266
        56           1.9193              78              1.2744             100+         1.0100




11255

                1.  DEFINITIONS IN THIS POLICY

WE, US AND OUR   General American Life Insurance Company.

YOU AND YOUR     The owner of this policy. The owner may be someone
                 other than the Insured.

                 In the application the words "You" and "Your" refer to the proposed Insured person(s).

INSURED          The person whose life is insured under this policy.
                 See the Policy Specifications page.

ISSUE AGE        The age of the Insured as of his or her nearest
                 birthday to the Issue Date.

ATTAINED AGE     The Issue Age plus the number of completed policy
                 years. This includes any period during which this policy was lapsed.

ISSUE DATE       The effective date of the coverage under this policy
                 which is the Issue Date shown on the Policy
                 Specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

INVESTMENT       The date the first premium is applied to the General
START DATE       Account and/or the Divisions of the Separate
                 Account. This date will be the later of:

                 -   The Issue Date of the policy; or
                 - The date we receive the first premium at our home office.

MONTHLY          The same date in each succeeding month as the Issue
ANNIVERSARY      Date except that whenever the Monthly Anniversary
                 falls on a date other than a Valuation Date, the Monthly Anniversary will be deemed the next
                 Valuation Date. If any Monthly Anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the Monthly
                 Anniversary will be the last day of that month.

GENERAL ACCOUNT  The assets held by us, excluding any loans, other than those allocated to the Divisions of a Separate
                 Account.

SEPARATE ACCOUNT The Separate Account shown on the Policy
                 Specifications page. This is a separate investment account created by us to receive and invest net premiums received for this policy or other policies.

LOAN ACCOUNT     The account to which we will transfer from the
                 General Account and the Divisions of the Separate
                 Account the amount of any policy loan.

LOAN SUBACCOUNT  A Loan SubAccount exists for the General Account and each Division of the Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

VALUATION DATE   Each day that the New York Stock Exchange is open
                 for trading, we are open for business and the SEC has not restricted trading or declared an emergency.

SEC              The United States Securities and Exchange
                 Commission.






103028                   3.01
(7/99)

                2.  PERSONS WITH AN INTEREST IN THE POLICY

OWNER The owner of this policy is as shown in the application, or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.

BENEFICIARY     The beneficiary to receive the proceeds in the event
                of the Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary In accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Insured. If there is more than one beneficiary at the death of the Insured, each will receive equal payments unless otherwise provided.
                Unless you provide otherwise, if a beneficiary dies prior to the Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Insured dies, or at the end of any Common Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

                Any payment we make will terminate our liability with respect to such payment. If the Insured designates specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

                Any term used in the masculine, feminine, singular or plural, will Include or be the opposite gender or number where necessary.

                If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

                1.  PER STIRPES.  The share of a deceased
                    beneficiary will be paid to that beneficiary's surviving children, equally.

                2. COMMON DISASTER. We will not make payment until the stated number of days after the Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Insured cannot be determined, we will pay as though such beneficiary died first.

                3. TRUST FOR MINOR BENEFICIARY. The original or successor trustee for a minor beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.


103028                   3.02
(7/99)

                4.  TRUST UNDER WILL.  When we receive at our Home
                    Office:

                    a)  Certified copies of the Last Will and
                        Testament of the named testator; and
                    b)  The order admitting the Will to probate;
                        and if such Will created a trust capable of receiving proceeds;

                    then we will pay the proceeds to the trustee.

                    If, before we receive these documents,
                    satisfactory proof is furnished that:
                    a)  the testator died intestate; or
                    b)  the Will created no trust capable of
                        receiving proceeds; or
                    c)  the testator was not the Insured, but
                        survived the Insured;

                    then we will pay the proceeds to you, unless otherwise provided.

                    If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                5. TRUST UNDER SEPARATE WRITTEN AGREEMENT. When we receive at our Home Office a written statement from the trustee named in the beneficiary designation that:

                    a)  the trust agreement is in force; and
                    b)  the agreement permits the trustee to
                        receive the proceeds; then we will pay the proceeds to the trustee.

                    If, before we receive the trustee's statement, satisfactory proof is furnished that:

                    a)  the trust agreement is not In effect; or
                    b) the agreement does not permit the trustee to receive the proceeds;

                    then we will pay the proceeds to you, unless otherwise provided.

                    If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                6. IRREVOCABLE BENEFICIARY. You cannot change an irrevocable beneficiary without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and Interest of the irrevocable beneficiary.

                7. CREDITOR BENEFICIARY. Proceeds payable to any creditor beneficiary are limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.




103028                   3.03
(7/99)

CHANGE OF       During the Insured's lifetime you may change the
OWNER OR        ownership and beneficiary designations,
BENEFICIARY     subject to any restrictions as stated in the Owner
                or Beneficiary provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the Insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                If you are also the beneficiary of the policy at the time of the Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Insured's death.

ASSIGNMENTS     We will not be bound by an assignment of the policy
                or of any interest in it unless:
                1.  The assignment is made as a written instrument,
                2.  You file the original instrument or a certified
                    copy with us at our home office, and
                We send you an acknowledged copy.
                We are not responsible for determining the validity of any assignment.

                If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

REQUESTS FOR    Submit all requests for change and/or information in
CHANGE AND/OR   writing to our home office - General American Life Insurance
INFORMATION     Company, P.O. Box 14490, St. Louis, MO  63178.

                3.  GENERAL PROVISIONS

THE CONTRACT    We have issued this policy in consideration of the
                application and payment of premiums. The policy, the application for it and any riders constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-
                President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

CONFORMITY WITH If any provision in this policy is in conflict with
STATUTES the laws of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

                All statements made by the Insured or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except In the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.

                To the extent permitted by law, neither the policy nor any payment under it will be subject to the claims of creditors or to any legal process.



103028                   3.04
(7/99)

CONVERSION RIGHTS  While your policy is in force, you have a one time right during the first two policy years to transfer all of your cash value from the Divisions of the Separate Account to the General Account.

                   If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of the Separate Account to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                   If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account. Transfers to the Divisions of the Separate Account will not be permitted after exercise of the conversion right.

MISSTATEMENT OF    If there is a misstatement of age or sex in the
AGE OR SEX AND     application, the amount of the death benefit will be
CORRECTIONS        that which would be purchased by the most recent
                   monthly cost of insurance charge at the correct age or sex.

                   If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

INCONTESTABILITY   We cannot contest this policy after it has been in
                   force during the lifetime of the Insured for two years from its Issue Date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the Insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

SUICIDE EXCLUSION  If the Insured dies by suicide, while sane or insane, within two years from the Issue Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any pro rata surrenders.

CHANGE OF          While this policy is in force, you may change the
INSURED            Insured. To do this, you must meet the requirements
                   established by us. Any rider attached to this policy may be continued only with our consent. We reserve the right to charge a nominal fee for processing a change of insured.

ANNUAL REPORT      Each year a report will be sent to you which shows
                   the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

                   4.  SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT   The variable benefits under this policy are provided
                   through investments in the Separate Account listed on the Policy Specifications page. This account is used for flexible premium variable life Insurance policies and, if permitted by law, may be used for other policies or contracts as well.





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(7/99)



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

                We hold the assets of the Separate Account. These assets are held separately from the assets held in the General Account. Income, gains and losses-- whether or not realized--from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains and losses.

                The portion of the assets held by the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

DIVISIONS       The Separate Account has several Divisions. Each
                Division invests in a corresponding investment portfolio from one or more registered investment companies.

                Income, gains and losses--whether or not realized-- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account or in the General Account.

                We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive Valuation Dates. A Valuation Date is any day that benefits vary and on which the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

TRANSFERS       You may transfer amounts as follows:
                -   Between the General Account and the Divisions of
                    the Separate Account; or
                -   Among the Divisions of the Separate Account.
                -   The first 12 requested transfers per policy year
                    will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer Charge shown on the Policy Specifications page.

                These transfers will be subject to the following conditions:

                - We must receive a request for transfer in a form acceptable to us.

                - Transfers from or among the Divisions of the Separate Account must be at least $500.00 or the entire amount you have in a Division, if smaller.

                - Transfers from the General Account to the Divisions of the Separate Account must be at least $500.00. The maximum amount of all transfers from the General Account in any policy year will be the greater of (1) or (2):

                    1.   The cash surrender value of the General
                         Account at the beginning of that policy
                         year multiplied by the General Account
                         Maximum Transfer Percent Limit, as shown on the Policy Specifications page.

                    2.   The previous year's General Account
                         maximum transfer amount.

                - The General Account Cash Value immediately after any transfer in to the General Account cannot exceed 1. below, multiplied by 2., below:



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                        1.   The General Account Cash Value plus the
                             Separate Account Cash Value.
                        2.   The General Account Maximum Allocation
                             Percent as shown on the Policy
                             Specifications page.

                    We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.

ADDITION, DELETION  We reserve the right, subject to compliance with
OR SUBSTITUTION     applicable law, to make additions to, deletions
OF INVESTMENTS      from, or substitutions for the shares of a fund that
                    are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest In a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                    We reserve the right to establish additional
                    Divisions of the Separate Account that would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies, as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                    If we consider it to be in the best interest of persons having voting rights under the policies, the Separate Account may be operated as a management company under the Investment Company Act of 1940; if registered, it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.







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                5.  POLICY BENEFITS

POLICY PROCEEDS The policy proceeds are:

                1.  The death benefit; plus
                2. The monthly cost of insurance for the portion of the policy month from the beginning of the policy month to the date of death; minus
                3. The monthly mortality and expense risk charge for the portion of the month from the beginning of the policy month to the date of death; minus
                4.  Any loan and loan interest due.

DEATH BENEFIT   On the issue date of this policy, the death benefit
                is equal to the initial face amount. After the issue date and prior to the Insured's Attained Age
                100, the death benefit is equal to the cash value on the date of death multiplied by the applicable
                Attained Age factor as shown on the policy's
                Variable Paid-Up Insurance Attained Age Factors page. The factors in the table are exact for policy anniversaries. For any other date, the factor is equal to that amount of life insurance which $1.00 will purchase, such that after crediting interest at the general account guaranteed rate and making monthly deductions at the guaranteed rate, the cash value at the insured's attained age 100 is equal to that amount.

                Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

CONTINUATION    If this policy is in force beyond the Insured's
OF THE POLICY   Attained Age 100, the Death Benefit will be 101% of
BEYOND ATTAINED the policy's cash value.
AGE 100
                Please note: This policy may not qualify as life
                Insurance after the Insured's Attained Age 100 and may be subject to tax consequences. Please consult a tax advisor prior to continuing the policy beyond the Insured's Attained Age 100. It is possible that
                Insurance coverage may not continue even if planned premiums are paid In a timely manner.

                6.  PREMIUMS AND GRACE PERIOD

PAYMENT OF      Your first premium is due as of the Issue Date.
PREMIUMS        While the Insured is living, premiums after the
                first must be paid at our home office. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                Premiums after the first are payable in the amount and at the interval shown on the Policy
                Specifications page.

NET PREMIUM     The net premium is:
                1.  The premium paid; minus

                2. The premium paid multiplied by the Premium Tax Charge as shown on the Policy Specifications page; minus

                3. The premium paid multiplied by the Federal Tax Charge as shown on the Policy Specifications page.

PREMIUM TAX     A charge will be deducted for premium taxes from
CHARGE          each premium submitted. The current charge, as a
                percent of the premium, is shown on the Policy
                Specifications page. We reserve the right to change the Premium Tax Charge due to rate changes by the states or



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

                other governing jurisdictions. We will amend your policy to show the current premium tax rate, if changed.

FEDERAL TAX     A charge will be deducted for federal taxes from
CHARGE          each premium submitted. The current charge, as a
                percent of the premium, is shown on the Policy
                Specifications page. We reserve the right to change the Federal Tax Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax Charge, if changed.

ALLOCATION OF   You determine the allocation of net premiums among
NET PREMIUMS    the General Account and the Divisions of the
                Separate Account. For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                1. The General Account Cash Value plus the Separate Account Cash Value.

                2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

                The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

YOUR RIGHT      You may change the allocation of future net premiums
TO CHANGE       among the General Account and/or the Divisions of
ALLOCATION      the Separate Account subject to the conditions
                outlined in the Allocation of the Net Premiums
                Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

GRACE PERIOD    Your premium is in default if you do not pay it on
                or before its due date. We will allow a grace period of 62 days after the premium due date for payment of each premium except the first.

                If a premium remains unpaid after the grace period and the sum of cumulative premiums paid is less than 80% of the scheduled cumulative premium, then future annual premiums are limited to the lesser of:
                1.  The scheduled annual premium for the year, or
                2. The annual premium paid in the year in which the cumulative premiums paid fell below 80% of the cumulative scheduled premium.

                If the revised scheduled premium remains unpaid at the end of any grace period, then no further premiums are payable.

REINSTATEMENT   You may reinstate your premium payments within 5
                years after the date of default of a premium payment if the policy has not been surrendered and:

                1.  You submit a written request for reinstatement;
                    and

                2. You submit proof satisfactory to us that the Insured is insurable by our standards; and

                3. You pay all overdue premiums with interest accumulated at 6% per year compounded annually to the date of reinstatement; and

                4. You pay or reinstate any policy loan (if the reinstated policy has sufficient value) with interest at the applicable loan interest rate; and



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(7/99)



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                5.  The insured is alive on the date we approve the
                    request for reinstatement. If the insured is not alive, such approval is void with no effect.

                The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.








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
                7.  LOANS

                Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                The loan value is the cash value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account Cash Value Guaranteed Interest Rate, shown on the Policy Specifications page, reduced by:

                1.  Any existing loans; and

                2. Loan interest to the next loan interest due date; and

                3. Every monthly deduction due to the next loan interest due date;

                You may allocate the policy loan among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of the Separate Account In the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

                Cash value equal to the policy loan allocated to the General Account and each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount

LOAN INTEREST   The accrued loan interest will be due the earliest
DUE DATE        of:

                1.  The next policy anniversary date.
                2.  The date of termination of the policy.
                3.  The date the loan is repaid in full.
                4. The date the loan plus loan interest accrued exceeds the cash value less any surrender charges.

                Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value In the Loan Account.

FIXED LOAN      The fixed loan interest rate is 4.50% for policy
INTEREST RATES  years 1 through 10, 4.25% for policy years 11 and later. Loan interest is payable In arrears.

LOAN            All funds received will be credited to your policy
REPAYMENTS      as a premium unless clearly marked for loan
                repayment.






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                You may repay your loan in whole or In part at any
                time before the death of the Insured while the policy is in force. When a loan repayment is made, cash value securing the death benefit in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                If you fail to make repayments when the total loan and loan interest due would exceed the cash value, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges; or 31 days after such notice has been mailed, If later.

                8.  CASH VALUES

CASH VALUE      The cash value of your policy is equal to the total
                of:
                -   The cash value in the General Account; plus
                -   The cash value in the Divisions of the Separate
                    Account; plus
                -   The cash value in the Loan Account.

CASH VALUE      If this policy is in force beyond the Insured's
AFTER ATTAINED  Attained Age 100, the cash value of your policy will
AGE 100         be determined in the same manner as described below;
                except no deductions will be made for monthly cost of insurance charges. Premiums can not be paid after the Insured attains age 100.

GENERAL ACCOUNT The cash value in the General Account as of the
CASH VALUE      Investment Start Date is equal to:

                -   The portion of the initial net premium received
                    and allocated to the General Account minus
                -   The portion of the monthly deductions due from
                    the Issue Date through the Investment Start Date charged to the General Account.

                The cash value in the General Account on any day after the Investment Start Date is equal to:

                - The cash value on the preceding Valuation Date, with Interest on such value at the current rate; plus

                -   Any loan repayments allocated to the General
                    Account on that day; plus

                -   Any portion of net premium received and
                    allocated to the General Account on that day;
                    plus

                - Any amounts transferred to the General Account on that day; plus

                - That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                - Any amount transferred plus any transfer charge from the General Account to the Divisions of the Separate Account on that day; minus



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                  -   Any amount transferred from the General Account
                      to the Loan Account on that day; minus

                  - If that day Is a Monthly Anniversary, any withdrawal due to a pro rata surrender made from the General Account on that day; minus

                  - If that day is a Monthly Anniversary, the portion of the monthly deduction charged to the General Account, to cover the prior policy month.

GENERAL ACCOUNT   The interest credited to the General Account cash
INTEREST RATE     value for a specific day will be at an effective
                  annual rate not less than the General Account cash value guaranteed interest rate shown on the Policy
                  Specifications page.

SEPARATE ACCOUNT  The cash value in each Division of the Separate
CASH VALUE        Account on the Investment Start Date is equal to:

                  - The portion of the initial net premium received and allocated to the Division; minus

                  - The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the Division.

                  The cash value in each Division of the Separate
                  Account on subsequent Valuation Dates is equal to:

                  - The cash value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period; plus

                  -   Any portion of net premium received and
                      allocated to the Division during the current valuation period; plus

                  - Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                  - Any loan repayments allocated to the Division during the current valuation period; plus

                  - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                  - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                  - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                  - If a Monthly Anniversary occurs during the current valuation period, any withdrawal due to a pro rata surrender from the Division during the current valuation period; minus

                  - If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the prior policy month; plus




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                -   If a Monthly Anniversary occurs during the
                    current valuation period, the portion of the monthly mortality and expense risk charge charged to the Division during the current valuation period to cover the prior policy month.

NET INVESTMENT  The Net Investment Factor measures the investment
FACTOR          performance of a Division during a valuation period.
                The Net Investment Factor for each Division for a valuation period is calculated as foIlows:

                - The value of the assets at the end of the preceding valuation period; plus

                - The investment income and capital gains-- realized or unrealized--credited to the assets in the valuation period for which the net investment factor is being determined; minus

                - The capital losses--realized or unrealized-- charged against those assets during the valuation period; minus

                - Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; divided by

                - The value of the assets at the end of the preceding valuation period.

LOAN ACCOUNT    The cash value in the Loan Account as of the
CASH VALUE      Investment Start Date is zero.

                The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                - The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

                - Any amount transferred to the Loan Account from the General Account on that day; plus

                - Any amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                -   Any loan repayments on that day; plus

                - If that day is a policy anniversary, an amount due to cover the loan interest, If not paid by you.

                Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. Interest credited on the cash value held In the Loan Account will be allocated at least once a year to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.

COST            The cost of insurance is deducted on the monthly
OF INSURANCE    anniversary date for the prior month. The cost of
                insurance is calculated daily as 1, below, multiplied by the difference between 2 and 3 below:

                1. The annual cost of insurance rate divided by 365.
                2.  The death benefit on that day, divided by 1,000.
                3.  The cash value on that day divided by 1,000.

                These daily charges will be accumulated and deducted on the monthly anniversary.


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ANNUAL COST        At the beginning of each policy year, the annual
OF INSURANCE       cost of insurance rate is determined.  The annual
RATES              cost of insurance rate is based on the Attained Age,
                   risk classification, sex and completed policy years from the effective date of the Initial face amount.

                   The annual cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Annual Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts have been in force for the same length of time.

INITIAL POLICY     A policy charge will be deducted on the issue date
CHARGE             from the cash value. The amount of the initial
                   policy charge is shown on the Policy Specifications page.

MONTHLY            The monthly deduction is:
DEDUCTION
                   1.  The cost of Insurance; plus

                   2.  On the issue date, the initial policy charge.

                   The monthly deduction for a policy month will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly Anniversary.

MONTHLY MORTALITY  A mortality and expense risk charge will be deducted
AND EXPENSE        from the cash value each policy month.  A charge
RISK CHARGE        will be calculated daily equal to the daily
                   mortality and expense risk charge percentage times the Separate Account Cash Value on that day. These daily charges will be accumulated and deducted on the Monthly Anniversary.

                   The monthly mortality and expense risk charge for a policy month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total separate account cash value of the policy on the Monthly Anniversary.

CASH SURRENDER     The cash surrender value of this policy is:
VALUE
                   1.  The cash value at the time of surrender; minus
                   2.  The cost of insurance charge for the portion of
                       the policy month from the beginning of the policy month to the date of surrender; minus
                   3.  The monthly mortality and expense risk charge
                       for the portion of the policy month from the beginning of the month to the date of surrender; minus
                   4.  Any loan and loan Interest accrued;

SURRENDER          You may surrender your policy for its cash surrender
                   value at any time during the lifetime of the insured. We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

PRO RATA           After the first policy year, upon written request to
SURRENDER          us, you can make a pro rata surrender of your
                   policy. The pro rata surrender can be any whole number percentage of your policy. The pro rata surrender will reduce the death benefit and the cash value by the percentage chosen. The death benefit decrease will be subject to the following conditions:



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                1.  The decrease will become effective on the
                    monthly anniversary on or following our receipt of the request

                2. You may allocate the decrease in cash value due to the pro rata surrender among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the decrease in cash value will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the pro rata surrender.

                No pro rata surrender will be processed for less than $500 or if it will reduce the cash value below $10,000. A cash payment will be made to you for the amount of cash value reduction.

POSTPONEMENT    We will usually pay any amounts payable on surrender
OF PAYMENTS     or policy loan allocated to the Divisions of the
OR TRANSFERS    Separate Account within seven days after written
                notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of the Separate Account, on surrender, policy loan or death may be postponed whenever:

                1. The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                2. The SEC, by order, permits postponement for the protection of policy owners; or

                3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                We may defer payment of the portion of any amount payable from the General Account on surrender for not more than six months. If we defer payment for 30 days or more, we will pay Interest at the rate of 2 1/2% per year for the period of deferment.

                Transfers may also be postponed under the circumstances listed above.

                We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.

CONTINUATION    The insurance provided under this policy, including
OF INSURANCE    benefits provided by any rider attached to this
                policy, will continue in accordance with the provisions of this policy for as long as the cash value less any loans and loan interest accrued is sufficient to cover the monthly deductions. If the cash value less any loans and loan interest is not sufficient to cover a monthly deduction then a grace period of 62 days will be provided for the payment of a premium sufficient to cover the monthly deduction.





106020                   6.06
(7/99)

BASIS OF        The minimum cash values are based on 1) the Minimum
COMPUTATION     Cash Value Mortality Table shown on the Policy
                Specifications page; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Cash Value
                Guaranteed Interest Rate shown on the Policy
                Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of the Separate Account.

                Net single premiums are based on 1) the 7702 Table as shown on the Policy Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate as shown on the Policy Specifications page.

                All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.






106020                   6.07
(7/99)

                9.  PAYMENT OF POLICY BENEFITS

PAYMENT A lump sum payment will be made as provided on the face page.

INTEREST ON     We will pay interest on proceeds from the date of
PROCEEDS        the Insured's death to the date of payment.
                Interest will be at an annual rate determined by us, but never less than the Guaranteed Interest Rate, shown on the Policy Specifications page.

EXTENDED        Provisions for settlement of proceeds different from
PROVISIONS      a lump sum payment may only be made upon written
                agreement with us.











00794                    7.01
(7/99)

          FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                     NON-PARTICIPATING












                          GENERAL
                          AMERICAN
                   LIFE INSURANCE COMPANY
                   13045 TESSON FERRY RD.
                 St. LOUIS, MISSOURI 63128

100030
(7/99)